UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________
Form 8-K
 _____________________
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2011
   _____________________
(Exact name of registrant as specified in its charter)
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DE	000-50368	26-1631624
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)
145 Hunter Drive, Wilmington, OH 45177
(Address of principal executive offices, including zip code)
(937) 382-5591
(Registrant's telephone number, including area code)
ABX Holdings, Inc.
(Former name or former address, if changed since last report)
 _____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On August 3, 2011, Air Transport Services Group, Inc. issued a press release relating to its results for the second quarter of 2011. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
The information in this Item 2.02 is "furnished" and not "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that section.
Item 2.05 Costs Associated with Exit or Disposal Activities.
On July 22, 2011, DB Schenker announced plans to adopt a new operating model that phases out its dedicated air cargo network in North America, which is supported by two of the Company's air cargo carriers - Air Transport International, LLC ("ATI") and Capital Cargo International Airlines, Inc. ("CCIA"). Thereafter, on July 29, 2011, DB Schenker notified ATI and CCIA that (i) it was terminating three of the seven DC-8 and four of the seven Boeing 727 freighter aircraft that those carriers are respectively operating in support of the DB Schenker network and (ii) it will be moving its air cargo operations from Toledo, Ohio to the Cincinnati/Northern Kentucky airport, which is also the location of DHL's U.S. air hub. Most recently, DB Schenker informed the Company that it currently desires for ATI and CCIA to continue operating the remaining seven aircraft through the end of 2011, after which anticipates outsourcing its air cargo operations to DHL. DHL has also informed the Company that it wishes to begin negotiations with the Company during the fourth quarter of 2011, whereby DHL would directly contract for all or some portion of the seven aircraft depending on the amount of the DB Schenker's US air cargo operations that it ultimately obtains and its 2012 aircraft requirements generally.
Management is assessing the impact that DB Schenker's announcement and termination notices will have on its operating results, the number of DC-8 and Boeing 727 freighter aircraft that may remain in service, the demand for such aircraft in other air cargo markets and the value of such aircraft, if sold for parts. As of June 30, 2011, the Company's operating assets included a carrying value of approximately $48 million for aircraft, engines and aircraft parts in support of the DB Schenker air network.
As a result of DB Schenker's July decision and termination notices, the Company plans to test the carrying value of its aircraft, engines, related operating assets, goodwill and other intangibles during the third quarter of 2011. Depending on the alternative demand that may be identified for excess aircraft, the Company expects that it will record impairment charges in the third quarter of 2011. In addition, management expects the Company will incur wind-down costs beginning in August 2011. The wind-down costs will include employee severance and benefits, airport lease termination payments, aircraft and equipment repositioning and other expenses. Management expects that a portion of the wind-down costs will be recovered from DB Schenker. The amount of such impairment charges, the costs and duration of the wind-down, as well as amounts which may be recoverable from DB Schenker are presently not reasonably estimable by management.
Item 2.06 Material Impairments.
See Item 2.05 above, which it incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

Exhibit No.	Description
99.1	Press release issued by Air Transport Services Group, Inc. on August 3, 2011, relating to its results for the second quarter ended June 30, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR TRANSPORT SERVICES GROUP, INC.

By:	/S/ W. JOSEPH PAYNE
W. Joseph Payne
Sr. Vice President
Corporate General Counsel & Secretary

Date:	August 3, 2011